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                                                            EXHIBIT 10.2


                         RETIREMENT BENEFIT AGREEMENT
                         -----------------------------


      This Agreement made this 25th day of August, 1987 by and between Angelica Corporation, a Missouri corporation (hereinafter called "Company") and Alan D. Wilson (hereinafter called "Employee").

      WHEREAS, the Employee is employed as Assistant to the President of Angelica Healthcare Services Group, Inc.

      WHEREAS, the Company desires to encourage Employee to continue his employment with the Company or such other affiliates of the Company, as appropriate.

      NOW, THEREFORE, it is agreed as follows:

      1. In consideration of Employee's commencement of employment with the Company, and for his performance and observance of his covenants and agreements contained herein:

            (a) The Company will pay Employee a Special Retirement Sum of $1,000,000, less the amount actually payable (on an actuarially equivalent basis if appropriate) to Employee by the Company or its affiliates then or thereafter under any other retirement or deferred compensation plan or contract in accordance with the terms thereof.

            (b) Such sum shall be payable in 120 equal, consecutive monthly installments commencing the first day of the month coincident with or immediately following Employee's retirement on or after his sixty-fifth (65th) birthday, until such sum has been paid in full.

            (c) In the event of Employee's death prior to age 65, the Company will pay to Employee's designated beneficiaries survivor benefits in the sum of $650,000 payable in 120 equal, consecutive monthly installments, commencing the first day of the month immediately following Employee's death, less any amounts payable (or an actuarially equivalent basis if appropriate) to Employee or Employee's designated beneficiaries by the Company or its affiliates then or thereafter under any retirement or deferred compensation plan or contract in accordance with the terms thereof. Such offset shall be incurred notwithstanding that the designated beneficiaries may be different from the designated beneficiaries set out in such other retirement or deferred compensation plans.

            (d) In the event of Employee's death after the commencement of Special Retirement Benefits, all remaining Special Retirement Benefit payments due hereunder to Employee shall be made to Employee's designated beneficiaries.


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            (e)  Employee's right to the Special Retirement Benefits set out herein shall vest at the rate of 6% a year for each of the first ten years of employment and 4% a year for each year of employment for the next ten years provided, however, that Employee shall be 100% vested in the Special Retirement Benefits if he attains age 65 and has been continuously employed by the Company since the date of this Agreement. In the event Employee's employment is terminated for any reason other than death or disability, the benefits payable hereunder shall be an amount equal to the Special Retirement Benefits, or survivor benefits, if applicable, multiplied by the vested percentage amount. All benefits shall be payable on the same payment schedule as set out in paragraphs b and c.

            (f) In the event Employee becomes totally and presumably permanently disabled while still employed by the Company or the Company prior to the commencement of Special Retirement Benefits, Employee shall be entitled to receive, upon reaching age 65, the Special Retirement Benefits he would have received had he continued to be actively and continuously employed by the Company until attaining age 65. In the event the Employee dies after becoming disabled, but before he starts to receive Special Retirement Benefits, the Employee's designated beneficiary shall receive the survivor benefits set out in paragraph 1(c).

                 For the purposes hereunder, Employee shall be considered to be totally and presumably permanently disabled if he is unable to perform the duties of his position because of a physical or mental impairment which can be expected to result in death or to be a long continued or indefinite duration, as conclusively determined by a competent doctor selected by the Employee (and approved by the Company), who shall certify the results of his examination to the Company. The Company may require Employee, if he has not reached age 65, to be re-examined from time to time, not more frequently than once each calendar year, to determine whether the Employee has recovered from disability.

                 If the Employee recovers from disability prior to age 65, and the employee is reemployed by the Company, Employee shall be treated, for purposes of this Agreement, as if he had been continuously and actively employed by the Company during the period of disability. If the Employee recovers from disability prior to age 65 and is not reemployed by the Company, Employee shall be treated for purposes of this Agreement, as if he had been continuously and actively employed during the period of disability, such employment terminating upon recovery from disability.

            (g) All payments made hereunder shall be subject to all deductions for taxes or like obligations required by law.

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      2.    So long as any sum or benefit is being provided Employee
hereunder, Employee:

            (a) shall not, either for himself or on behalf of any person, firm or corporation (whether for profit or otherwise) engage in any form of competition with the Company, directly or indirectly, through any commercial venture, as employee, consultant, salesman, advisor, shareholder (provided, however, nothing shall prevent Employee from investing in the capital stock or other equity securities of any corporation the stock or securities of which are publicly owned or are regularly traded on any public exchange), venturer, partner, or otherwise within any state where to Company is doing business at the time of his termination, in a type of textile rental and/or laundry business which the Company conducts within that state.

            (b) will neither lend nor advance money, or extend credit to any competitor of the Company or its affiliated companies or directly or indirectly for Employee or on behalf of any other person, firm or corporation, solicit or attempt to solicit the business or patronage of any person, firm or corporation with whom Employee had business relations on the Company's behalf;

            (c) will not hire, engage suggest or assist in or influence the engagement or hiring by any competing organization of any salesperson, distributor, contractor, or employee of the Company nor will he encourage or induce in any way any other employee, salesman, distributor, source or contractor of the Company to sever its relationship with, or commit any act inimical to the best interest of the Company.

                 If the Board of Directors of Angelica Corporation determines that Employee has (or may have) violated any of the above agreements, (i) all payments to Employee, or to Employee's beneficiaries, under this Agreement shall immediately cease and (ii) the Company and Employee recognizing that Employee's employment with the Company has been, by virtue of Employee's abilities, knowledge and training, unique and extraordinary, in the event of Employee's breach of the provisions of the Agreement, Company shall be entitled to injunctive or equitable relief in addition to all other remedies available to it, since its remedy at law would be inadequate. Such Board shall not make such a determination without first having offered Employee an opportunity to be heard concerning the alleged default.

      3. For all purposes of this Agreement, the term "Company" includes Angelica Corporation and all subsidiaries and affiliates thereof.

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      4.    If within one year from the effective date of this Agreement, the
Employee dies by suicide (as determined by the Company's Life Insurance carrier) then no payment at all shall be payable under this Agreement. Further, if within two years from the effective date of this Agreement the Employee dies and the Company's life insurance carrier rescinds, modifies or denies claim of any life policy issued by it in conjunction with the Company's death benefit, based on material misrepresentation in the application for any such life insurance by employee, then the death benefits hereunder will be accordingly adjusted.

      5. In the event the Company shall elect to purchase a life insurance contract or contracts on the life of the Employee, the Company shall at all times be the sole and complete owner of such life insurance contract or contracts and the sole beneficiary thereof, and shall have the full and unrestricted right to use or exercise all values, privileges and options available thereunder as it may desire, without the knowledge or consent of any other person or persons, it being expressly understood and agreed that notwithstanding any of the terms, provisions or conditions of this Agreement, neither the Employee nor any other person, persons, executors or administrators shall have the right, title or interest whatsoever in or to any such life insurance contract or contracts.

      6. Neither the Employee, Employee's beneficiary(ies) nor any other person claiming through or under him shall have any right to commute, encumber, or dispose of the right to receive payments hereunder, all of which payments and the right thereto are expressly declared to be nonassignable; and in the event of any attempted assignment or other disposition, the Company shall have no further liability hereunder. This paragraph shall not restrict a beneficiary's exercise of a power of appointment conferred upon such beneficiary by the Employee's beneficiary designation.

      7. This Agreement shall be binding on and inure to the benefit of any successor of the Company, including but not limited to, any person, firm, corporation or other business entity which at any time, whether by merger, purchase, or otherwise acquires all or substantially all of the assets or business of the Company.

      8. Company agrees to reimburse Employee for any attorneys fees or cost of collection incurred to enforce payment under the terms of this Agreement.

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      IN WITNESS WHEREOF, the parties have executed this Agreement at St.
Louis, Missouri, on the date first above written.

                                        ANGELICA CORPORATION



                                        By:  /s/ Earl F. Neely
                                           ------------------------------
                                           Earl F. Neely, President
                                                               "Company"



                                            /s/ Alan D. Wilson
                                           ---------------------------
                                           Alan D. Wilson
                                                            "Employee"

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